Exhibit 10.3

PHYSICIAN SERVICES AGREEMENT

This PHYSICIAN SERVICES AGREEMENT is entered into as of the 1st day of August, 2022 (the “Effective Date”), by and between Mangoceuticals, Inc., an Texas corporation (“Mangoceuticals”) and BrighterMD, LLC dba Doctegrity, a Texas limited liability company (“Doctegrity”). Mangoceuticals and Doctegrity may each be referred to herein as a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, Mangoceuticals operates a healthcare technology, management, advertising and logistics solutions company in the state of Texas; and

WHEREAS, Doctegrity provides online telemedicine technology services and provides access to independently contracted licensed physicians and providers; and

WHEREAS, Mangoceuticals seeks to enter into an agreement with Doctegrity which will be of benefit to customers of Mangoceuticals with respect to the provision of virtual healthcare visits; and

WHEREAS, Mangoceuticals desires to enter into an arrangement with Doctegrity in which Doctegrity will provide technology for online licensed physician visits, and with Mangoceuticals; and

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Parties hereby agree as follows:

AGREEMENT

1. PHYSICIAN SERVICES. Doctegrity shall perform the following functions as set forth below.

(a) Arrange for the services of a physician or where appropriate, a mid-level practitioner with delegated authority from a physician, licensed in the appropriate state the practice of medicine will take place (“Physician”), who will establish a physician/patient relationship with patients associated with Mangoceuticals’ platform in accordance with the laws and regulations of the appropriate state(s) and also provide Physician Review and assessment and quality control of Mangoceuticals or related brands advertising of services, Medical Questionnaires and related prescription requests.

(b) If agreed, payment for services of Doctegrity under this agreement is not contingent upon a prescription being written. Mangoceuticals will incur the asynchronous per visit technology fee called for under this agreement without regard to whether Physician, in the Physician’s sole discretion, makes a medical decision, to write a prescription or not.

(c) Doctegrity is to obtain and provide HIPAA compliant, secured technology to receive patient information from Mangoceuticals under a Business Associates Agreement.

(d) Doctegrity will provide an asynchronous telehealth platform (and in certain cases, synchronous capabilities in certain US States where and when available and applicable) which provides patient access to licensed physicians in the state from which the patient, who is participating under Mangoceuticals’ platform resides, which includes Cross-Coverage Consultations. The physicians shall be recruited and properly credentialed by Doctegrity and are responsible for establishing and documenting in the patient’s medical records the physician/patient relationship in accordance with applicable state law, provide or review patient and physician interaction, assure that a proper medical history is taken and documented, including any written informed consents for treatment, including a disclosure of any financial relationship between the Parties to the this agreement, which where appropriate under relevant state law, is to include a non-synchronous review of the patient information and medical questionnaires, diagnose the patient’s ailment, under which the Physician is to, in their sole medical judgment make medical decisions as to medical necessity, and if medically necessary and appropriate, write an non-DEA scheduled or controlled substance prescription within the state regulations of the appropriate jurisdiction.

(e) Each physician shall be:

(i)	licensed to practice medicine in the appropriate state in which the patient affiliated with Mangoceuticals’ platform resides, and which requires a telemedicine consultation; and

(ii)	technologically proficient; and

(iii)	covered by medical malpractice insurance in the minimum amount of $1,000,000 per occurrence and $3,000,000 per year. In addition, Doctegrity shall maintain general liability coverage, primary not secondary, listing Mangoceuticals as an additional named insured, in the same amounts.

(f) It is understood by the Parties that the licensed Physicians will be solely responsible for exercising independent medical judgment and that nothing herein shall be construed as to authorize the parties to interfere with the physicians’ independent medical judgment. Physicians will not prescribe any DEA controlled substances, scheduled narcotics, or medications which are forbidden to be prescribed via a telemedicine visit.

(g) Physicians shall use asynchronous store and forward technology, including asynchronous store and forward technology in conjunction with synchronous audio interaction between the practitioner and the patient in another location, as long as the practitioner uses clinical information from (i) clinically relevant photographic or video images, including diagnostic images; or (ii) the patient’s relevant medical records, such as the relevant medical history, laboratory and pathology results, and prescriptive histories or in accordance with relevant Medical Practice laws in the appropriate jurisdiction. Members will be required to complete the necessary steps to create a doctor/patient relationship to receive medical consultations. Those steps include:

(1)	Completing a Medical History Disclosure and completed forms for asynchronous visits.

(2)	Agree to Informed Patient Consent and Release Form confirming an understanding that the Provider is not obligated to accept the Member as a patient, and that the Member’s participation in the Program may be cancelled at any time without recourse by the Member; and

(3)	The Member also understands and acknowledges that the Program provides Cross-Coverage Consultations when the Member’s primary physician is not available.

(h) Should a physician recommend a member receive in-person medical care, Doctegrity will bear no responsibility for patient costs incurred and the physician shall advise the patient that the patient, not Mangoceuticals, will be solely responsible for the cost of the in-person medical care.

(i) Doctegrity and its associated physicians shall comply with all the Federal, State, and Local Telemedicine laws and regulations to provide the required services to Mangoceuticals members.

(j) Doctegrity and its associated physicians will respond to all Mangoceuticals members consultation requirements, forms and emails within 48 hours of the contact.

(k) Doctegrity will electronically send prescriptions to Mangoceuticals’ designated and accredited pharmacy partner, which financial relationship shall be disclosed in writing to the patient via the Terms and Conditions listed on Mangoceuticals’ website, including informed consent, and also informing the patient that the prescription will be sent to Mangoceuticals’ designated pharmacy partner.

2. INDEPENDENT CONTRACTOR

The Parties agree that Mangoceuticals is an independent contractor and is not an employee, partner, agent or engaged in a joint venture, or any such joint or common undertaking with Doctegrity. Any employees of Mangoceuticals shall not be deemed or considered to be employees of Doctegrity, and any employees of Doctegrity shall not be deemed or considered to be employees of Mangoceuticals. Each Party is responsible for its own taxes associated with this Agreement and the transactions described herein.

3. TERM AND TERMINATION.

(a) Term. This Agreement shall commence on the Effective Date and continue in full force and effect for one year (the “Initial Term”). At the end of the Initial Term, this Agreement shall be extended for successive one (1) year periods unless and until terminated by either Party as provided in this Agreement.

(b) Termination.

(i) For Convenience. Either Party shall have the right to terminate this Agreement, without any reason or cause, upon 90 days written notice to the other Party, or earlier by mutual written consent of the Parties.

(ii) For Cause. Either Party may terminate this Agreement immediately and upon written notice to the other Party for any misrepresentation or material breach of this Agreement by the other Party, if such breach is not cured within 10 days of written notice of such breach.

(iii) Insolvency. In the event that either Party (the “Insolvent Party”): (A) becomes insolvent, or institutes or has instituted against it a petition for bankruptcy or is adjudicated bankrupt; (B) executes a bill of sale, deed of trust, or a general assignment for the benefit of creditors; (C) is dissolved or transfers a substantial portion of its assets to a third party; or (D) a receiver is appointed for the benefit of its creditors, or a receiver is appointed on account of insolvency; then the Insolvent Party shall immediately notify the other Party of such event and such other Party shall be entitled to: (E) terminate this Agreement for cause immediately upon written notice to the Insolvent Party; or (F) request that the Insolvent Party or its successor provide adequate assurances of continued and future performance in form and substance acceptable to such other Party, which shall be provided by the Insolvent Party within ten (10) calendar days of any request, and the other Party may terminate this Agreement for cause immediately upon written notice to the Insolvent Party in the event that the Insolvent Party fails to provide such assurances acceptable to the other Party within such ten (10) day period.

4. COMPENSATION.

(a) Compensation shall be as described in EXHIBIT A of this Agreement.

(b) Payment term is 30 days from invoice date.

5. BUSINESS ASSOCIATE AGREEMENT

(a) Both Parties shall enter into the Business Associate Agreement provided in EXHIBIT B.

6. INSURANCE.

(a) Public Liability Insurance. Throughout the Term, the Parties shall maintain in full force and effect and at their sole expense, or cause to be maintained, insurance policies protecting the Parties and against claims for injuries to persons or damages to property arising from or in connection with the performance of the Agreement including he Party’s contractors, subcontractors and Permittees. The form, scope of coverage and insurance company with respect to all required insurance policies shall be subject to the approval of the other Party. The substance of all insurance policies, including amounts of coverage, shall comply with or exceed the following specifications for insurance coverage relative to the Parties ‘s direct operations and relative to the operations of any of the Parties ‘s contractors, subcontractors or Permittees: (a) Broad Form Comprehensive General Liability Insurance covering all premises, operations, products and completed operations of the Parties or undertaken for the Parties written on an occurrence basis. Liability limits of $1,000,000 combined single limit for personal injury, bodily injury and property damage, with an aggregate limit of $3,000,000. The policies are to contain, or be endorsed to contain, the following added coverages: (1) Contractual Liability; (2) Personal Injury Liability; (3) Broad Form Property Damage; and (4) Products and Completed Operations.

(b) Insurance companies must have an AM Best Rating of “A-/VII” or better, or an analogous rating by similar organization if the insurance company is not a United States company. Neither Party’s indemnity shall be capped by its insurance limits.

7. REPRESENTATIONS AND WARRANTIES.

(a) Doctegrity’s Representations. Doctegrity represents and warrants that it is free to enter into this Agreement and to perform each of its terms and covenants. Doctegrity represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement and that its execution and performance of this Agreement is not a violation or breach of any other agreements between Doctegrity and any other person or entity. Doctegrity represents and warrants that this Agreement is a legal, valid and binding agreement of Doctegrity, enforceable in accordance with its terms.

(b) Mangoceuticals Representations. Mangoceuticals represents and warrants that it is free to enter into this Agreement and to perform each of its terms and covenants. Mangoceuticals represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that the execution and performance of this Agreement is not a violation or breach of any other agreement between Mangoceuticals and any other person or entity. Mangoceuticals represents and warrants that this Agreement is a legal, valid and binding agreement of Mangoceuticals, enforceable in accordance with its terms.

8. CONFIDENTIALITY.

(a) Defined. “Confidential Information” means any confidential proprietary, and/or trade secret information of the other Party, unknown to the general public, which is disclosed or created by the Disclosing Party to the Receiving Party under this Agreement. Confidential Information includes, without limitation, the terms of this Agreement, suppliers, customers, prospective customers, contractors, clinical data, the content and format of various clinical and medical databases, utilization data, cost and pricing data, disease management data, software products, programming techniques, data warehouse and methodologies, all proprietary information, know-how, trade secrets, technical and non-technical materials, products, specifications, processes, sales and marketing plans and strategies, designs, and any discussions and proceedings relating to any of the foregoing, whether disclosed in oral, electronic, visual, written or any other form, disclosed to the other Party. Confidential Information shall not include information which is: (i) known to a Party or its Personnel which have been reduced to writing prior to disclosure by the Party and that are not subject to another obligation of secrecy; (ii) hereafter lawfully obtained from other sources on a non-confidential basis; or (iii) otherwise generally available to the public, absent any breach of this Section 6 by the Party.

(b) Restricted Use and Disclosure. Either Party may become the recipient of Confidential Information of the other during the Term of this Agreement. The Party disclosing the Confidential Information shall be referred to as the “Disclosing Party” and the Party receiving the Confidential Information shall be referred to as the “Receiving Party.” The Receiving Party shall (i) treat the Disclosing Party’s Confidential Information as confidential and proprietary and protect it with the same level of prudence and care as it would protect its Confidential Information, but in no event less than reasonable care; (ii) use the Disclosing Party’s Confidential Information only as necessary to perform its obligations or exercise its rights hereunder; and (iii) not disclose Confidential Information received from the Disclosing Party for any purpose other than as specifically allowed by this Agreement.

(c) Permitted Disclosures. Notwithstanding the foregoing, Confidential Information may be disclosed by the Receiving Party to the extent required: (i) for performance under this Agreement; (ii) in order to comply with professional standards of conduct to which a Party may be bound by law for preservation of the public safety, health, and welfare; and (iii) in order to comply with any court order, statute or governmental directive. In the event that such court order, statute or governmental directive requires disclosure of Confidential Information, the Receiving Party shall provide prompt notice to the Disclosing Party before such Confidential Information is disclosed, and cooperate with the Disclosing Party if the Disclosing Party seeks a protective order or other appropriate remedy for such Confidential Information, and if no such protective order or other remedy is obtained, the Receiving Party will furnish only that portion of the Confidential Information which it is advised by its counsel it is legally required to furnish.

(d) Precautions. In order to comply with its confidentiality and non-use obligations, each Party shall take at least the following precautions: (i) exercise all reasonable efforts to prevent unauthorized employees and unauthorized third parties from gaining access to Confidential Information; (ii) disclose Confidential Information only to such of its personnel who have a need to know such Confidential Information; provided, however, before any release of Confidential Information, each Party shall bind its personnel receiving such Confidential Information to comply with confidentiality obligations through binding policies and/or a written agreement of confidentiality at least as restrictive as this Agreement; and (iii) prior to any disclosure, each Party shall instruct its personnel of the confidential nature of, and to maintain the confidentiality of, the Confidential Information. Each Party shall be responsible for all actions of its personnel, including without limitation any breach of the terms hereof.

(e) Improvements: Doctegrity will be the sole owner of any modifications, improvement, alterations or other changes to the Products, even if suggested or made by Mangoceuticals.

(f) Assignment of Inventions: Mangoceuticals will promptly disclose to Doctegrity all inventions, discoveries, improvements, developments, and innovations (the “Inventions”) whether patentable or not, conceived in whole or in part by Mangoceuticals which relate to the Doctegrity Property or the Products. Mangoceuticals agrees to assign and hereby assigns to Doctegrity, its successors and assigns, all right, title, and interest in and to any such Inventions, including the right to sue for past infringement, and will execute, acknowledge, and deliver such documents as are necessary to obtain patents in any country and to assist, at Doctegrity’s expense, in the defense and prosecution of any such patents during the term of Mangoceuticals’s business relationship with Doctegrity or thereafter.

(g) Restrictive Covenant. Mangoceuticals recognizes and acknowledges that Doctegrity is placing its confidence and trust in Mangoceuticals. Mangoceuticals will have access to information that enables Doctegrity to succeed in its business. Some of the information may be confidential and constitute Proprietary Information (defined below) or trade secrets. That information, combined with all other information regarding Doctegrity, could seriously affect Doctegrity’s ability to succeed if Mangoceuticals used it other than for Doctegrity. Mangoceuticals and its owners, directors, officers, and managers, hereby covenants and agrees that, during the Term of this Agreement and for twelve (12) months following the termination hereof for any reason, Mangoceuticals will not:

i. Attempt in any way to (1) solicit from any person that is a Doctegrity customer services of the type performed by Doctegrity for such customer or (2) persuade any Doctegrity Customer to cease to do business or reduce the amount of business which that customer has customarily done with Doctegrity or contemplates doing with Doctegrity; or (3) provide to or for any customer any services or products, solutions, of the type provided by Doctegrity. (4) solicit, contact, engage, interfere, or contract with Doctegrity vendors, technology solutions/partners, therapist groups, or physicians directly.

(h) Survival. The confidentiality and use obligations set forth herein shall remain in effect for two (2) years after the expiration or termination of this Agreement.

(i) Effect of Expiration or Termination. Upon the expiration or termination of this Agreement and receipt of Disclosing Party’s written request, Receiving Party, at its option, shall promptly either: (i) return to the Disclosing Party all tangible forms of Confidential Information in its possession, including any copies and/or derivatives of Confidential Information made by either Party or their personnel, as well as any writings, drawings, specifications, manuals or other printed or electronically stored material based on or derived from, Confidential Information; or (ii) destroy Confidential Information in its possession and deliver to the Disclosing Party a certification that such destruction has occurred; provided, however, that Receiving Party may retain one (1) copy of any information, including Confidential Information, that the Receiving Party reasonably believes is required to comply with applicable laws or regulations or to effectuate the purposes of this Agreement, or is held as a backup in electronic form in backup tapes, servers or other sources as a result of the Receiving Party’s normal back up procedures for electronic data.

9. INDEMNIFICATION AND LIMITATION OF LIABILITY.

(a) Indemnification. Each Party shall indemnify and hold harmless the other Party, its affiliates and their respective officers, directors, managers, members, shareholders, employees and other agents and representatives, from and against any third party claims, liabilities, damages, judgments or other losses (including reasonable attorneys’ fees) (“Losses”) imposed upon or incurred by them arising out of or as a result of: (i) any acts or omissions by or the willful misconduct of the other Party, or its affiliates or their respective officers, directors, managers, members, shareholders, employees or other agents and representatives in connection with the performance of any of their respective obligations under this Agreement; and (ii) any material breach of this Agreement by the other Party, or its affiliates or their respective officers, directors, managers, members, shareholders, employees or other agents and representatives; except to the extent that such Losses arising pursuant to (i) and/or (ii), arise from the bad faith, willful misconduct or gross negligence of the Party seeking indemnification hereunder.

(b) Indemnification Procedures. In case any action, proceeding or claim is brought for which indemnity may be sought (“Claim”), then the Party bringing the Claim shall be referred to as the “Indemnified Party” and the other Party from which indemnity for such Claim is sought shall be referred to as the “Indemnifying Party” hereunder.

(i) Notice. The Indemnified Party shall give the Indemnifying Party prompt and timely written notice and reasonable cooperation and assistance in the defense of any Claim; provided however, that failure of the Indemnified Party to give timely notice shall not limit the Indemnified Party’s right to indemnification except in such case where such failure materially and adversely affects the Indemnifying Party’s ability to defend against such Claim.

(ii) Counsel. The Indemnified Party shall have the right to participate jointly with the Indemnifying Party, at its own expense, in the defense, settlement or other disposition of any Claim. If the Indemnified Party exercises such right, all costs and expenses incurred by the Indemnified Party for separate counsel shall be borne by the Indemnified Party, unless otherwise agreed to by the Parties.

(iii) Settlement. Neither Party will enter into any settlement agreement that attributes fault or negligence to, requires any payment by, or restricts the future actions or activities of the other Party, without such Party’s prior written consent, which shall not be unreasonably withheld or delayed.

(c) Limitation of Liability. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR RELATED TO THIS AGREEMENT (INCLUDING WITHOUT LIMITATION, DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, LOST GOODWILL, LOST REVENUE AND LOST OPPORTUNITY) HOWSOEVER ARISING, EITHER OUT OF BREACH OF THIS AGREEMENT (INCLUDING BREACH OF EXPRESS OR IMPLIED WARRANTY), NEGLIGENCE, STRICT LIABILITY, TORT, OR ANY OTHER THEORY, EVEN IF THE OTHER PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

10. MISCELLANEOUS.

(a) Notices. Any notice required to be given hereunder shall be in writing and deemed to have been sufficiently given, (i) when delivered in person, (ii) on the fifth business day after mailing by registered or certified mail, postage prepaid, return receipt requested, or (iii) on the next business day after mailing by overnight courier service, to the addresses specified below:

If to Doctegrity:

Attn: Legal Department

3308 Preston Road #350-205

Plano, TX 75093

hello@doctegrity.com

If to Mangoceuticals:

4131 N. Central Expressway, Suite 900

Dallas, TX 75204

Attn: Jacob Cohen

jacob@mangorx.com

With copy to legal counsel at:

2200 Ross Avenue

Chase Bank Tower

Suite 4900-W

Dallas, TX 75201

Attn: Martin Merritt, PLLC

Doctegrity or Mangoceuticals may, by notice to the other, change the addresses and names given above.

(b) Negotiations of Dispute. With respect to any controversy, claim, counterclaim, dispute, difference or misunderstanding arising out of or relating to the interpretation or application of any term or provisions of this Agreement or any related documents, a Party shall provide written notice to the other Party of the existence of such dispute. The Parties shall for a period of thirty (30) days following such notice, enter into good faith discussions and negotiations in an attempt to resolve such dispute. If, by the end of such thirty (30) day period, unless such period is extended by mutual agreement of the Parties, the Parties have been unable to resolve such dispute, either Party may initiate litigation. The procedures specified in this Section is a precondition to the initiation of litigation by a Party, in connection with disputes between the Parties arising out of or relating to this Agreement; provided, however, that a Party may seek a preliminary injunction or other preliminary judicial relief, without attempting to resolve such dispute as provided in this Section, if in its judgment such action is necessary to avoid irreparable harm. Further, the requirement to attempt to resolve a dispute in accordance with this Section 8 (b) does not affect a Party’s right to terminate this Agreement as provided in Section 2.

(c) Governing Law. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflicts of law. Venue for any dispute shall be in Dallas County, Texas.

(d) Waiver of Jury Trial. In any controversy or claim, whether based in contract, tort or other legal theory, arising out of or relating to this Agreement or any related documents, their negotiation, enforceability or validity, or the performance or breach thereof or the relationships established thereunder, all Parties hereby waive their right to trial by jury.

(e) Independent Contractor. The Parties are performing hereunder as independent contractors with exclusive control of the manner and means of performing in accordance with the requirements of this Agreement. This Agreement is not intended to create, and shall not be construed as creating, between Mangoceuticals and Doctegrity, the relationship of principal and agent, joint venturers, co-partners or any other such relationship, the existence of which is hereby expressly denied. No employee, or agent engaged by a Party shall be, or shall be deemed to be, an employee or agent of the other Party or its affiliates and shall not be entitled to any benefits that the other Party or its affiliates provide to its own employees.

(f) No Publicity. Other than as Agreed herein, neither Party shall not use the name, trade name, service marks, trademarks, trade, dress or logos of the other Party in publicity releases, advertising or any other publication without the prior written consent of that Party.

(g) Amendments. No modification, alteration of this Agreement, amendments, or other related documents shall be binding upon the Parties unless contained in a writing signed by a duly authorized agent for each respective Party and specifically referring hereto or thereto.

(h) Force Majeure. No Party shall be liable for any failure to perform or any delays in performance, and no Party shall be deemed to be in breach or default of its obligations set forth in this Agreement, if, to the extent, and for as long as such failure or delay is due to any causes that are beyond its reasonable control and not to its acts or omissions, including, without limitation, such causes as acts of God, fire, flood, severe storm, earthquake, civil disturbance, lockout, riot, order of any court or administrative body, embargo, acts of government, war (whether or not declared), acts of terrorism, or other similar causes (“Force Majeure Event”). For clarity, labor disputes shall not be deemed a Force Majeure Event. In the event of a Force Majeure Event, the Party prevented from or delayed in performing shall promptly give notice to the other Party and shall use commercially reasonable efforts to avoid or minimize the delay. The Party affected by the other Party’s delay may elect to: (a) suspend performance and extend the time for performance for the duration of the Force Majeure Event or (b) cancel all or any part of this Agreement.

(i) Rule of Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(j) No Waiver. A waiver by a Party of any term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

(k) Severability. If and to the extent that any court or tribunal of competent jurisdiction holds any provision of this Agreement to be unenforceable in a final non-appealable order, such unenforceable provision shall be stricken, and the remainder of this Agreement shall not be affected thereby. Mangoceuticals and Doctegrity shall in good faith attempt to replace any unenforceable provision of this Agreement with a provision that is enforceable and that comes as close as possible to expressing the intention of the original provision.

(l) Headings. Headings of sections or other parts of this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or change the meaning of this Agreement, as the case may be.

(m) Entire Agreement. This Agreement, together with any exhibits, amendments or other related documents, constitutes the entire agreement of the Parties with respect to its subject matter and merges and supersedes all prior discussions and writings with respect thereto.

(n) Binding Effect. This Agreement shall apply to, inure to the benefit of and be binding upon the Parties hereto and upon their respective successors and permitted assigns. The Parties agree that this Agreement is not intended by any Party to give any benefits, rights, privileges, actions or remedies to any person or entity, partnership, firm or corporation as a third-party beneficiary or otherwise under any theory of law.

(o) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same agreement, and shall become effective when signed by each of the parties hereto and delivered to the other party in person or by facsimile or other reliable electronic means. The parties agree that this Agreement, once validly executed, may be stored by electronic means and that either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the parties to this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by a duly authorized individual on behalf of each requisite Party effective as of the Effective Date. In the event that the Parties execute this Agreement by exchange of portable document format, other electronically signed copies or facsimile signed copies, the Parties agree that, upon being signed by both Parties, this Agreement shall become effective and binding and that such copies will constitute evidence of the existence of this Agreement.

Mangoceuticals, Inc.		BrighterMD, LLC dba Doctegrity

By:	/s/ Jacob Cohen	By:	/s/ Jesse Chayon
Title:	CEO	Title:	CEO
Name:	Jacob Cohen	Name:	Jesse Chayon
Date:	8/2/2022	Date:	8/2/2022

EXHIBIT A – COMPENSATION

Description of Service	Pricing	Member Count
Asynchronous communication of Mangoceuticals members for screening	$20 technology fee per asynchronous virtual visit, such pricing to be reviewed by the Parties quarterly subject to adjustment based upon volume.	1+members
Synchronous communication of Mangoceuticals members for screening	$TBD technology fee per synchronous visit, such pricing to be reviewed by the Parties quarterly subject to adjustment based upon volume.	1+members

EXHIBIT B – BUSINESS ASSOCIATE AGREEMENT

This HIPAA Business Associate Agreement (the “Agreement”) is entered into on August 1, 2022 (“Effective Date”) by and between BrighterMD, LLC dba Doctegrity (“Covered Entity”), and Mangoceuticals, Inc. (“Business Associate”) (each a “Party” and collectively the “Parties”).

1. BACKGROUND

Business Associate performs functions, activities or services for, or on behalf of Covered Entity and Business Associate creates, receives, maintains, or transmits Protected Health Information (“PHI”), including Electronic Protected Health Information (“EPHI”), in order to perform such functions, activities or services (referred to collectively as the “Services”). The purpose of this Agreement is to set forth the terms and conditions of disclosure of PHI by Covered Entity to Business Associate, to set forth the terms and conditions of Business Associate’s use and disclosure of PHI, and to ensure the confidentiality, integrity and availability of EPHI that Business Associate creates, receives, maintains or transmits on behalf of Covered Entity. It is the intent of Covered Entity and Business Associate that this Agreement will meet the requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the American Recovery and Reinvestment Act of 2009, Public Law 111-5 (“ARRA”), the Privacy Rule, and the Security Rule, 45 C.F.R. Parts 160 and 164.

2. DEFINITIONS

Terms used, but not otherwise defined, in this Agreement shall have the same meaning as those terms in HIPAA, ARRA, the Privacy Rule, and the Security Rule. Following are some of the key terms of this Agreement.

2.1 Electronic Protected Health Information. “Electronic Protected Health Information” or “EPHI” shall have the same meaning as the term “electronic protected health information” in 45 C.F.R. § 160.103, but shall be limited to the EPHI that Business Associate creates, receives, maintains, or transmits on behalf of Covered Entity.

2.2 Individual. “Individual” shall have the same meaning as the term “individual” in 45 C.F.R. § 160.103 and shall include a person who qualifies as a personal representative in accordance with 45 C.F.R. § 164.502(g).

2.3 Minimum Necessary. “Minimum Necessary” shall have the same meaning as “minimum necessary” described in 45 C.F.R. § 164.502(b) and Section 13405(b) of ARRA.

2.4 Privacy Rule. “Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and Part 164, subparts A and E.

2.5 Protected Health Information. “Protected Health Information” or “PHI” shall have the same meaning as the term “protected health information” in 45 C.F.R. § 160.103, but shall be limited to the information that Business Associate creates, receives, maintains, or transmits on behalf of Covered Entity.

2.6 Required by Law. “Required by Law” shall have the same meaning as the term “required by law” in 45 C.F.R. § 164.103.

2.7 Secretary. “Secretary” shall mean the Secretary of the United States Department of Health and Human Services or his designee.

2.8 Security Incident. “Security Incident” shall have the same meaning as “security incident” in 45 C.F.R. § 164.304.

2.9 Security Rule. “Security Rule” shall mean the Security Standards for the Protection of EPHI at 45 C.F.R. Parts 160 and 164, subparts A and C.

2.10 Subcontractor. “Subcontractor” shall have the same meaning as “subcontractor” in 45 C.F.R. § 160.103.

3. OBLIGATIONS AND ACTIVITIES OF BUSINESS ASSOCIATE

3.1 Use and Disclosure. Business Associate agrees to not use or disclose PHI other than as permitted or required by this Agreement and any underlying agreement(s) related to the Services, or as Required by Law. Business Associate shall also comply, where applicable, with the Privacy Rule and the Security Rule.

3.2 Safeguards. Business Associate agrees to use appropriate safeguards and comply, where applicable, with 45 C.F.R. Part 164 Subpart C with respect to EPHI, to prevent use or disclosure of the information other than as provided for by this Agreement.

3.3 Business Associate’s Reporting Obligations.

(a)	Reports of Non-Permitted Use or Disclosure. Business Associate agrees to report to Covered Entity any use or disclosure of the PHI not provided for by this Agreement without unreasonable delay and in no case longer than five (5) calendar days after discovery. Where applicable, such report shall comply with the requirements outlined in Sections 3.3(b) and 3.3(c).

(b)	Reports of Breach of Unsecured PHI.

1.	For purposes of this section, “Breach” and “Unsecured PHI” shall have the same meaning as “breach” and “unsecured protected health information,” respectively, as such terms are defined by 45 C.F.R. § 164.402.

2.	Following the discovery of a Breach of Unsecured PHI, Business Associate shall notify Covered Entity of the Breach. Such notification shall be made as soon as reasonably practicable after discovering the Breach, but no later than five (5) calendar days after its discovery.

3.	Business Associate’s notice shall include, to the extent possible, the identification of each Individual whose Unsecured PHI has been, or is reasonably believed by Business Associate to have been, accessed, acquired, used, or disclosed during or as a result of the Breach. Business Associate shall also provide Covered Entity with at least the following information: a description of the Breach, including the date of Breach and the date of discovery of the Breach, if known; a description of the types of Unsecured PHI involved in the Breach; any steps Individuals should take to protect themselves from potential harm resulting from the Breach; a brief description of what Business Associate is doing to investigate the Breach, to mitigate harm to Individuals, and to protect against any further Breaches; and any other information requested by Covered Entity related to the Breach. Business Associate shall supplement such notice with additional information as it becomes available, even if such information becomes available after Individuals have been notified of the Breach.

4.	Business Associate agrees to cooperate with Covered Entity in the investigation of a Breach of Unsecured PHI and to cooperate with and participate in, to the extent requested by Covered Entity, the notification of Individuals, the media, and the Secretary of any Breach of Unsecured PHI.

5.	In the event that: (i) a Breach of Unsecured PHI occurs because of the action or inaction of Business Associate, its employees, agents, representatives, or Subcontractors; or (ii) a Breach occurs involving Unsecured PHI in Business Associate’s possession, or PHI created, maintained, transmitted, or received by Business Associate or its employees, agents, representatives, or Subcontractors, Business Associate agrees that Covered Entity may, in its sole discretion, require Business Associate to provide such notification as may be required of Covered Entity by 45 C.F.R. §§ 164.404, 164.406, and 164.408 at Business Associate’s sole cost and expense. Covered Entity shall have the right to review, direct, and approve or reject the contents or manner of such notification.

(c)	Reports of Security Incidents. Business Associate agrees to report to Covered Entity any Security Incident of which it becomes aware without unreasonable delay and in no case longer than five (5) calendar days after discovery. Where applicable, such report shall comply with the requirements outlined in Sections 3.3(a) and 3.3(b).

3.4 Subcontractors. Business Associate agrees to ensure that any Subcontractor that creates, receives, maintains, or transmits PHI (including EPHI) on behalf of Business Associate agrees to the same restrictions and conditions that apply through this Agreement to Business Associate with respect to such information, including but not limited to, compliance with the applicable requirements of 45 C.F.R. Parts 160 and 164. Such agreement between Business Associate and the Subcontractor must be made in writing and must comply with the terms of this Agreement and the requirements outlined in 45 C.F.R. §§ 164.504(e) and 164.314.

3.5 Designated Record Set.

(a)	If Business Associate maintains PHI in a Designated Record Set, Business Associate agrees to provide access, at the request of Covered Entity and in the time and manner designated by Covered Entity, to PHI in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 C.F.R. § 164.524.

(b)	If Business Associate maintains PHI in a Designated Record Set, Business Associate agrees to make available such PHI for amendment and incorporate any amendment(s) to PHI in a Designated Record Set that Covered Entity directs or agrees to pursuant to 45 C.F.R. § 164.526 at the request of Covered Entity or an Individual, and in the time and manner designated by Covered Entity.

3.6 Accounting of Disclosures.

(a)	Business Associate agrees to document such disclosures of PHI and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 C.F.R. § 164.528.

(b)	Business Associate agrees to provide to Covered Entity or an Individual, in the time and manner designated by Covered Entity, information collected in accordance with Section 3.6(a) of this Agreement, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 C.F.R. § 164.528.

3.7 Compliance with Law. To the extent Business Associate is to carry out Covered Entity’s obligations under the Privacy Rule, Business Associate will comply with the Privacy Rule’s requirements that apply to Covered Entity in the performance of such obligation.

3.8 Internal Practices. Business Associate agrees to make internal practices, books, and records, including policies and procedures, relating to the use and disclosure of PHI received from, or created or received by Business Associate on behalf of, Covered Entity available to Covered Entity, or to the Secretary, in a time and manner selected by Covered Entity or designated by the Secretary, for purposes of the Secretary determining Covered Entity’s and Business Associate’s compliance with the Privacy Rule and Security Rule.

3.9 Mitigation. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of PHI by Business Associate in violation of the requirements of this Agreement.

3.10 Prohibition on the Sale of PHI. Business Associate agrees that it shall not, directly or indirectly, receive remuneration in exchange for any PHI of Covered Entity except as otherwise permitted by the Privacy Rule and as approved in writing by Covered Entity.

3.11 Conditions on Marketing and Fundraising Communications. Business Associate shall not use or disclose PHI for the purpose of making a communication about a product or service that encourages recipients of the communication to purchase or use the product or service or for fundraising communications unless such communication is permitted by the Privacy Rule and as approved in writing by Covered Entity.

4. PERMITTED USES AND DISCLOSURES BY BUSINESS ASSOCIATE

4.1 General Use and Disclosure.

(a)	Except as otherwise limited in this Agreement, Business Associate may use or disclose PHI to perform Services for, or on behalf of, Covered Entity as such services may be specified in any underlying agreement(s), provided that such use or disclosure would not violate the Privacy Rule or the Security Rule if done by Covered Entity.

(b)	Business Associate must request, use, and disclose only the Minimum Necessary PHI to accomplish the intended purpose of the request, use, or disclosure. The Party disclosing PHI shall determine what constitutes the Minimum Necessary to accomplish the intended purpose of the disclosure.

4.2 Specific Use and Disclosure.

(a)	Business Associate may use or disclose PHI to carry out Business Associate’s legal responsibilities and for the proper management and administration of Business Associate, provided that any such disclosures are Required by Law, or Business Associate obtains written assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required by Law or for the purpose for which it was disclosed to the person, and the person notifies Business Associate of any instances of which it becomes aware in which the confidentiality of the information has been breached.

(b)	Business Associate may use PHI to provide Data Aggregation services to Covered Entity as permitted by 45 C.F.R. § 164.504(e)(2)(i)(B).

(c)	Business Associate may use and disclose PHI to report violations of law to appropriate state and federal authorities, to the extent permitted or required by 45 C.F.R. § 164.502(j)(1) and state law.

5. OBLIGATIONS OF COVERED ENTITY

5.1 Privacy Practices. Upon request, Covered Entity shall provide Business Associate with the notice of privacy practices that Covered Entity produces in accordance with 45 C.F.R. § 164.520 and shall provide Business Associate with any changes to such notice to the extent such changes affect Business Associate’s permitted or required uses and disclosures.

5.2 Notice of Changes and Restrictions. Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by Individual to use or disclose PHI, if such changes affect Business Associate’s permitted or required uses and disclosures. Such notification shall include any restriction that Covered Entity has agreed to in accordance with 45 C.F.R. § 164.522. If Business Associate receives a request to restrict the disclosure of PHI directly from an Individual, Business Associate shall promptly notify Covered Entity of such request and Covered Entity shall be responsible for making the determination, in accordance with the Privacy Rule, as to whether Business Associate shall comply with the Individual’s request.

5.3 Permissible Requests by Covered Entity. Covered Entity shall not request Business Associate to use or disclose PHI in any manner that would not be permissible under the Privacy Rule or the Security Rule if done by Covered Entity, except that Business Associate may use or disclose PHI for data aggregation or management and administrative activities of Business Associate.

6. TERM AND TERMINATION

6.1 Term. This Agreement shall be effective upon the Effective Date and shall remain in effect for the duration of the Services giving rise to the necessity of a Business Associate Agreement, and until all of the PHI provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy PHI, protections are extended to such information, in accordance with Section 6.3(b).

6.2 Termination.

(a)	Termination Resulting from the End of Services. This Agreement shall terminate in the event that the underlying agreement(s) under which Covered Entity discloses PHI to Business Associate terminates for any reason, or if the Services that give rise to the necessity of a Business Associate Agreement terminate for any reason.

(b)	Termination for Cause. Upon either Party’s knowledge of a material breach of this Agreement by the other Party, the non-breaching Party must either:

1.	Provide an opportunity for the breaching Party to cure the breach or end the violation, and if the breaching Party does not cure the breach or end the violation within the time specified by the non-breaching Party, the non-breaching Party shall terminate this Agreement and any underlying agreement(s); or

2.	Immediately terminate this Agreement and any underlying agreement(s).

6.3 Return or Destruction of PHI.

(a)	Except as provided in paragraph (b) of this section, upon termination of this Agreement for any reason, Business Associate shall return or destroy all PHI received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity, that Business Associate still maintains in any form. This provision shall also apply to PHI that is in the possession of Subcontractors of Business Associate. Business Associate shall retain no copies of the PHI.

(b)	In the event that Business Associate determines that returning or destroying the PHI is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the Parties that return or destruction of PHI is unfeasible, Business Associate and its Subcontractors shall extend the protections of this Agreement to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as Business Associate and/or its Subcontractors maintain such PHI.

7. INDEMNIFICATION

Each Party shall indemnify and hold harmless the other Party, its affiliates and their respective officers, directors, managers, members, shareholders, employees and other agents and representatives, from and against any third party claims, liabilities, damages, judgments or other losses (including reasonable attorneys’ fees) (“Losses”) imposed upon or incurred by them arising out of or as a result of: (i) any acts or omissions by or the willful misconduct of the other Party, or its affiliates or their respective officers, directors, managers, members, shareholders, employees or other agents and representatives in connection with the performance of any of their respective obligations under this Agreement; and (ii) any material breach of this Agreement by the other Party, or its affiliates or their respective officers, directors, managers, members, shareholders, employees or other agents and representatives; except to the extent that such Losses arising pursuant to (i) and/or (ii), arise from the bad faith, willful misconduct or gross negligence of the Party seeking indemnification hereunder.

8. MISCELLANEOUS

8.1 Regulatory References. A reference in this Agreement to a section in the Privacy Rule, the Security Rule, HIPAA, or ARRA, or any other reference to a law or regulation, means the section or law as in effect as of the date of this Agreement or as subsequently amended.

8.2 Amendment. The Parties agree to take such action as is necessary to amend this Agreement from time to time to comply with the requirements of the Privacy Rule, the Security Rule, HIPAA, and ARRA.

8.3 Survival. The respective rights and obligations of Business Associate under Section 6.3 and Section 7 of this Agreement shall survive the termination of this Agreement.

8.4 Interpretation. Any ambiguity in this Agreement shall be resolved in favor of a meaning that permits compliance with the Privacy Rule, the Security Rule, HIPAA, and ARRA.

8.5 Relationship to Other Agreement Provisions. In the event that a provision of this Agreement is contrary to a provision of an underlying agreement or agreements under which Covered Entity discloses PHI to Business Associate, the provision of this Agreement shall control. Otherwise, this Agreement shall be construed under, and in accordance with, the terms of such underlying agreement or agreements between the Parties.

8.6 Prior Business Associate Agreements. Consistent with Section 8.5, this Agreement shall supersede any and all prior business associate agreement(s), or terms of other agreements addressing the privacy and security of PHI, between the Parties.

8.7 Modification of Agreement. No alteration, amendment or modification of the terms of this Agreement shall be valid or effective unless in writing and signed by Business Associate and Covered Entity.

8.8 Relationship of Parties. Business Associate, in furnishing services to Covered Entity, is acting as an independent contractor, and Business Associate has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed, all work to be performed by Business Associate under this Agreement. Business Associate is not an agent of Covered Entity and has no authority to represent Covered Entity as to any matters, except as expressly authorized in this Agreement.

8.9 Notices. Any notices required or permitted to be given under this Agreement by either Party shall be given in writing: (a) by personal delivery; (b) by electronic facsimile with confirmation sent by United States first class mail; (c) by bonded courier or nationally recognized overnight delivery service; or (d) by United States first class registered or certified mail, postage prepaid, return receipt requested, addressed to the Parties at the addresses set forth below or to such other addresses as the Parties may request in writing by notice pursuant to this Section 8.9. Notices shall be deemed received on the earliest of personal delivery, upon the next business day after delivery by electronic facsimile with confirmation that the transmission was completed or upon receipt by any other method of delivery.

Covered Entity: BrighterMD, LLC dba Doctegrity

Business Associate: Mangoceuticals, Inc.

8.10 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and when taken together shall constitute one agreement.

8.11 Governing Law. This Agreement will be governed by and construed in accordance with the laws of Texas.

8.12 No Offshore Work. In performing the Services for, or on behalf of, Covered Entity, Business Associate shall not, and shall not permit any of its Subcontractors, to transmit or make available any PHI to any entity or individual outside the United States without the prior written consent of Covered Entity.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers and made effective as of the Effective Date.

BrighterMD, LLC dba Doctegrity		Mangoceuticals, Inc.

Covered Entity		Business Associate

By:	/s/ Jesse Chayon	By:	/s/ Jacob Cohen
Name:	Jesse Chayon	Name:	Jacob Cohen
Title:	CEO	Title:	CEO